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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated October 21, 1997 with respect to the consolidated financial statements of Dreco Energy Services Ltd. for the twelve months ended November 30, 1996 included in the Current Report (Form 10-K) of National-Oilwell, Inc. dated March 26, 1999 filed with the Securities and Exchange Commission.



                                                         Coopers & Lybrand
                                                         Chartered Accountants



Edmonton, Alberta
March 26, 1999